Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (hereinafter referred to as the “Agreement”) is made and entered into on September 15, 2025 (the “Execution Date”) by and between the following parties:

Seller:

Hyper Corporation

186 Gasan Digital 1-ro, Geumcheon-gu, Seoul, Suite 517, 5th Floor, Jeil Building

Representative Director: Lee, Sang-Seok

Buyer:

Vestand Korea Company Limited

704, Seolleung-ro, Gangnam-gu, Seoul, 12th Floor, Cheongdam Building, Suite 1232

Representative Director: Kim, Ji-Won

Hereinafter individually referred to as a “Party” and collectively as the “Parties.”

Article 1 (Purpose)

The purpose of this Agreement is for the Buyer to purchase from the Seller certain equity interests (the “Subject Equity”) in the Minbeop Sangjo Hap-in AI Mindbot Equity Union (the “Target Union,” Registration No. 334-80-02790), and for the Seller to transfer such equity interests to the Buyer, thereby setting forth the necessary provisions governing the transaction (the “Transaction”).

Article 2 (Subject of Sale and Purchase)

The Seller agrees to sell, and the Buyer agrees to purchase, the following Subject Equity of the Target Union:

1.	Name of Union: AI Mindbot Equity Union (에이아이마인드에쿼터)

2.	Nature of Equity: Union Equity Shares (출자지분)

3.	Face Value per Share: KRW 1,000,000

4.	Number of Shares: 21,000 shares

Article 3 (Purchase Price and Payment)

1.	The purchase price for the Subject Equity shall be KRW 404,761 per share, for a total purchase price of KRW 8,499,981,000 (the “Purchase Price”). The Purchase Price shall be paid by the Buyer into the following bank account designated by the Seller.

2.	The Buyer shall pay the Purchase Price described in paragraph (1) above in the following installments:

1.	Contract Deposit: Ten percent (10%) of the Purchase Price, i.e., KRW 849,998,100, shall be paid on the Execution Date.

2.	Balance: Ninety percent (90%) of the Purchase Price, i.e., KRW 7,649,982,900, shall be paid on the Closing Date.

3.	Payment obligations under this Article 3 shall not be construed as a cancellation right under Article 565 of the Korean Civil Code.

Article 4 (Closing)

1.	The closing of the Transaction (the “Closing”) shall take place on November 7, 2025, or on such other date as mutually agreed by the Parties (the “Closing Date”).

2.	On the Closing Date, the Seller shall concurrently perform all of its obligations under Article 3 and the following obligations:

1.	Deliver all necessary documentation and take all necessary actions to transfer the Subject Equity in the name of the Buyer.

2.	Deliver all documents evidencing the Seller’s rights to the Subject Equity, including the Target Union’s equity certificates and registry, to the Buyer.

3.	On the Closing Date, the Buyer shall concurrently perform all of its obligations under Article 3 and the following obligations:

1.	Pay the balance of the Purchase Price.

2.	Take all necessary actions to transfer the Subject Equity in the name of the Buyer.

4.	The Seller shall cooperate in good faith with the Buyer in performing all matters necessary for the transfer of ownership of the Subject Equity and related filings, and the Buyer shall bear the related costs, if any.

Article 5 (Representations and Warranties of the Seller)

The Seller hereby represents and warrants to the Buyer as of the Execution Date and the Closing Date that:

1.	The Seller is a corporation duly organized and validly existing under the laws of the Republic of Korea, and has full power and authority to own and operate its business.

2.	The Seller has the legal capacity, authority, and corporate approvals necessary to enter into and perform this Agreement and all actions required for its execution.

3.	This Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

4.	The execution and performance of this Agreement do not violate any applicable laws, regulations, or internal corporate documents.

5.	As of the Closing Date, the Seller will deliver valid ownership of the Subject Equity, free and clear of any liens, claims, or encumbrances.

6.	The execution and performance of this Agreement will not result in a breach of any agreements to which the Seller is a party.

Article 6 (Representations and Warranties of the Buyer)

The Buyer hereby represents and warrants to the Seller as of the Execution Date and the Closing Date that:

1.	The Buyer has the legal capacity, authority, and corporate approvals necessary to enter into and perform this Agreement and all actions required for its execution.

2.	This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

3.	The execution and performance of this Agreement by the Buyer will not cause any violation of law, regulation, or contract, nor will it result in the creation of any adverse claims.

4.	The Buyer has sufficient funds and capacity to perform its obligations under this Agreement and to complete the Transaction.

Article 7 (Effectiveness of the Agreement)

1.	If there is any inconsistency between the terms of this Agreement and any prior negotiations, understandings, or agreements, whether oral or written, between the Parties, the terms of this Agreement shall prevail.

2.	This Agreement shall become effective upon execution by the Seller and the Buyer.

3.	This Agreement may be executed in counterparts, including by electronic or facsimile signature, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Article 8 (Termination and Damages)

1.	If either Party fails to perform its obligations under this Agreement, the non-breaching Party may, after giving written notice and a seven (7) day cure period, terminate this Agreement and claim damages for breach. However, a Party in default may not exercise the right of termination.

2.	Upon termination of this Agreement, the non-breaching Party shall be entitled to seek damages from the breaching Party for all losses arising from non-performance. The damages shall be deemed equal to the amount specified in Article 3, paragraph (2), subparagraph (1) unless otherwise determined.

Article 9 (Taxes)

Each Party shall be responsible for its own taxes, duties, or charges imposed under applicable laws in connection with this Agreement.

Article 10 (Confidentiality)

1.	All information provided by either Party to the other Party in connection with this Agreement shall be kept confidential and shall not be disclosed or used for any purpose other than for the performance of this Agreement, except as otherwise agreed in writing by the Parties.

2.	The confidentiality obligation shall survive for a period of two (2) years after the termination or expiration of this Agreement.

3.	The confidentiality obligation shall not apply to information that:

1.	is agreed by the Parties to be disclosed;

2.	is publicly available;

3.	was lawfully obtained from a third party without breach of this Agreement;

4.	is required to be disclosed under applicable laws, regulations, or legal proceedings; or

5.	is requested by courts or government authorities (provided that the disclosing Party shall notify the other Party in writing in advance, to the extent permitted by law).

Article 11 (Amendments)

1.	This Agreement may be amended or modified only by a written agreement signed by both Parties.

2.	No waiver of any provision of this Agreement shall be effective unless expressly set forth in writing and signed by the waiving Party.

Article 12 (Governing Law and Dispute Resolution)

1.	This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea.

2.	Any disputes arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the Seoul Central District Court in Seoul, Republic of Korea.

Execution

This Agreement has been executed in two (2) originals on September 15, 2025, with each Party retaining one (1) original.

Seller

Hyper Corporation

186 Gasan Digital 1-ro, Geumcheon-gu, Seoul, Suite 517, 5th Floor, Jeil Building

Representative Director: Lee, Sang-Seok

Buyer

Vestand Korea Company Limited

704, Seolleung-ro, Gangnam-gu, Seoul, 12th Floor, Cheongdam Building, Suite 1232

Representative Director: Kim, Ji-Won